EXHIBIT 10.1
SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENTS WITH PACIFICORP'S NAMED EXECUTIVE OFFICERS AND DIRECTORS

PacifiCorp's named executive officers (other than its Chairman and Chief Executive Officer, Greg Abel) and its other employee directors each receive an annual salary and participate in health insurance and other benefit plans on the same basis as other employees, as well as certain other compensation and benefit plans described in PacifiCorp's Annual Report on Form 10-K. Mr. Abel is employed by PacifiCorp's parent company, MidAmerican Energy Holdings Company ("MEHC") and is not directly compensated by PacifiCorp. PacifiCorp reimburses MEHC for the cost of Mr. Abel's time spent on PacifiCorp matters, including compensation paid to him by MEHC, pursuant to an intercompany administrative services agreement among MEHC and its subsidiaries.

The named executive officers and directors are also eligible to receive a cash incentive award under PacifiCorp's Annual Incentive Plan ("AIP"). The AIP provides for a discretionary annual cash award that is determined on a subjective basis and paid in December. In addition to the AIP, the named executive officers are eligible to receive discretionary cash performance awards periodically during the year to reward the accomplishment of significant non-recurring tasks or projects. The named executive officers and directors are participants in MEHC's Long-Term Incentive Partnership Plan ("LTIP"). A copy of the LTIP is attached as Exhibit 10.11 to the MEHC Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference herein.

Base salary for named executive officers and employee directors for PacifiCorp's fiscal year ending December 31, 2011 (excluding Mr. Abel) is shown in the following table:

Name and Title	Base Salary

Douglas K. Stuver	$239,269
Senior Vice President and Chief Financial Officer

A. Richard Walje	368,000
President, Rocky Mountain Power

R. Patrick Reiten	290,000
President, Pacific Power

Micheal G. Dunn	275,000
President, PacifiCorp Energy

Brent E. Gale	292,750
Director

Natalie L. Hocken	194,164
Director

Mark C. Moench	222,525
Director

Messrs. Walje, Reiten, Dunn, Gale and Moench and Ms. Hocken are directors of PacifiCorp, but do not receive additional compensation for their service as directors other than what they receive as employees of PacifiCorp. Messrs. Abel, Anderson and Goodman are employees of MEHC, but do not receive additional compensation for their service as directors other than what they receive as employees of MEHC.